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                              Exhibit 10.03

                          Sublicensing Agreement
                                  Between
                           Aidan, Incorporated
                                    and
                        BioPulse International, Inc.

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                          Sublicensing Agreement
                                  between
                            Aidan, Incorporated
                                    and
                        BioPulse International, Inc.

     This Sublicensing Agreement ("Agreement") is entered into this 3rd day of August 2000 by and between Aidan, Incorporated, an Arizona corporation ("Aidan") and BioPulse International, Inc., a Nevada corporation
("BioPulse"), with reference to the following facts:

     A. BioPulse is a Nevada corporation headquartered in South Jordan, Utah that acts as referral agency, operations consultant, and intellectual property licensor to treatment clinics in various locations around the world, including clinics in Mexico, Germany, and the United States. Those clinics focus on treatment of cancer and other debilitating diseases and use a variety of protocols for the various treatment programs.

     B. Aidan is an Arizona corporation headquartered in Tempe, Arizona. Aidan operates a cancer treatment clinic in Tempe and owns all intellectual property rights to certain novel host non-toxic therapies for cancer and other diseases (the "Therapies"). These Therapies were originally developed by The Center for the Improvement of Human Functioning, Inc. ("the Center") in Wichita, Kansas, which has exclusively licensed the intellectual property inherent therein to Aidan.

     C. Aidan and BioPulse have been cooperating to develop applications of the Therapies under a Memorandum of Understanding dated March 23, 2000. The parties now desire to enter into this Agreement providing for their respective responsibilities for the development and application of the Therapies. BioPulse and Aidan are both dedicated to providing the most advanced treatments available to improve the quality and length of life of people with cancer and other diseases which may be treated by the Therapies.

1. Definitions. The Therapies shall consist of the following specific products and procedures, and no others:

1.1 MPGC. MPGC is a preparation, created from a bacterial cell wall extract, capable of stimulating conversion of inactive immune cells into active immune cells that also acts as a powerful vaccine adjuvant (patent application in process). More detailed information about MPGC is included as Appendix A. This product is available now and can be produced in large quantities with short notice.

1.2 PGM. PGM, also called C-Statin, is an angiogenesis inhibitor, created from a plant extract that is capable of halting new blood vessel growth and that has demonstrated potent anti-tumor activity in three animal tumor models (patent-pending, claims allowed, issuance imminent). More detailed information about PGM is included as Appendix B. This product is now available only in limited quantities. A significant investment in a production facility will be required before an uninterrupted supply can be manufactured.

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1.3  Dendritic Cell.  Dendritic Cell refers to a method for the production of immune-stimulating white blood cells (dendritic cells) from human blood (patent application in process). More detailed information about the anti-tumor activity of Dendritic Cell is included in Appendix C, including popular press and scientific journal articles describing dendritic cell therapy as being a safe and effective treatment for certain cancers.

1.4 Cytokines. Cytokines refers to certain methods for the production of anti-tumor cytokines from cancer patients' own and/or donor white blood cells (patent pending). More detailed information about Cytokines is included in Appendix D, including a copy of the patent application.

1.5 Tissue Vaccine. Tissue Vaccine refers to certain methods for the production of tumor antigen from tumor tissue and body fluids from patients (patent application in process). More detailed information about Tissue Vaccine is included in Appendix E, including a copy of the rough draft of the patent application in process.

1.6 Blood Vaccine. Blood Vaccine refers to a method for the production of an antigenic anti-tumor vaccine from human blood. More detailed information about Blood Vaccine is included in Appendix F. Aidan's Blood Vaccine is a trade secret, and additional information has been supplied separately to BioPulse.

1.7 Anti-mycoplasma Vaccine. Anti-mycoplasma Vaccine refers to a method for the production of an anti-mycoplasma vaccine from human blood. More detailed information about Anti-mycoplasma Vaccine is included in Appendix
G. Aidan's Anti-mycoplasma Vaccine is a trade secret, and additional information has been supplied separately to BioPulse.

2. Sublicense and Supply: Aidan to BioPulse. In consideration of the mutual promises and covenants set forth in this Agreement, including (without limitation) the payments and other consideration specified in paragraph 4 below, Aidan hereby sublicenses to BioPulse, on an exclusive basis excepting experimental use in the United States of America, the following intellectual property rights inherent in the Therapies:
          (a) the rights to make, sell, offer for sale, and use the Therapies;
          (b) all patent, copyright, trademark, trade name, trade secret, and other intellectual property rights inherent in the Therapies; and
          (c) all technical information and non-patentable know-how regarding the methods of production and manufacture, storage, methods of application, dosages, and all other information necessary for BioPulse to effectively use the Therapies.

Notwithstanding the foregoing, the marketing, manufacturing, copyright, patent, trademark, trade name, use, and sales rights to the oral forms of MPGC and PGM, intended for consumer marketing and usage, shall not be included in the sublicense under this Agreement but shall be included in a separate agreement between the parties. Aidan agrees to provide to BioPulse an uninterrupted supply of MPGC and PGM at a price to be negotiated in good faith. The supply of MPGC will be immediate, and the supply of PGM will begin within 180 days from the date of this Agreement. Such price shall be equal to the cost of goods and reasonable manufacturing-related overhead, packaging, shipping, taxes, other manufacturing and supply costs, and profit. Aidan shall also provide

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initial and ongoing technical assistance for the establishment and maintenance of a BioPulse laboratory for producing the products for the
Therapies listed in subparagraphs 1.3   1.7 above, as outlined in paragraph
6 of this Agreement.

3. Payments to Aidan. In consideration of Aidan's promises and covenants in this Agreement, including the sublicensed rights specified in paragraph 2 above, BioPulse agrees to pay Aidan $750,000 in cash on the following terms: $50,000 on or before the date on which the parties anticipate that Aidan will set up the lab at the designated BioPulse clinic, pursuant to paragraph 6 hereof, and Aidan hereby acknowledges receipt thereof; an additional $75,000 within 30 days from the date of this Agreement; an additional $125,000 within 60 days from the date of this Agreement; and the final $500,000 within 180 days from the date of this Agreement. In further consideration, and subject to the following vesting schedule, BioPulse hereby grants Aidan an option to purchase 1,500,000 shares of BioPulse common stock, at a price equal to the publicly quoted price for BioPulse common stock, as of the date of this Agreement, on the open market therefor. The stock options granted under this Agreement shall vest according to the following schedule: the option to purchase the first 100,000 shares shall vest immediately upon the execution of this Agreement; and the option to purchase the remaining 1,400,000 shares shall vest in quantities of 200,000 shares each, upon the occurrence of each of the following conditions:

          200,000 shares    Submission of the patent application for MPGC
                            (already occurred)
          200,000 shares    Submission of the patent application for
                            Cytokines (already occurred)
          200,000 shares    Submission of the patent application for
                            production of Tissue Vaccine
          200,000 shares    Issuance of patent for PGM
          200,000 shares    Issuance of patent for MPGC
          200,000 shares    Issuance of patent for Cytokines
          200,000 shares    Issuance of patent for Tissue Vaccine

All options granted under this Agreement shall be exercised upon written notice from Aidan to BioPulse, as provided in paragraph 15.3 hereof.
Unless previously exercised, the options granted under this Agreement shall lapse, and shall be of no further effect, on the date that is 10 years from the date of this Agreement, regardless of whether any of the above conditions shall have occurred as of that date. Subject to the foregoing terms and conditions, BioPulse warrants to Aidan (a) that BioPulse, at all relevant times, shall have issued or authorized sufficient common stock to enable Aidan to exercise its options granted under this Agreement; and (b) that no later than May 31, 2001, BioPulse will file a registration statement on form S-3 or equivalent to register the common stock underlying the options.

4.   Intentionally Omitted.

5. Waiver of Restitution. Nothing in this Agreement shall be construed as entitling BioPulse to any right to restitution of any royalties paid hereunder, or to any right to avoid payment of royalties due hereunder, in the event any or all of Aidan's patent applications regarding the Therapies are denied, or in the event any patent that is issued to Aidan regarding the Therapies is invalidated.

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6.   Technical assistance.  Through a lab that Aidan agrees to establish at a BioPulse facility to be designated by BioPulse, Aidan shall provide technical assistance and training to enable BioPulse personnel to provide the Therapies to BioPulse patients. The parties anticipate that the initial training will take place before July 31, 2000. Aidan will provide no more than 20 days of on-site training during July and August 2000. Thereafter, Aidan shall provide additional training as mutually agreed upon, and at a per diem that is commensurate with industry standards for biotechnology consultations.

7. Marking Obligations. Aidan shall notify BioPulse when patents covering MPGC and PGM have been issued. From that date forward, immediately upon the issuance of patents covering MPGC or PGM, BioPulse shall mark the packaging in which it supplies MPGC or PGM made under this sublicense with the following legend, in a conspicuous position on the package, in print no smaller than 10 pica:

                -------------------------------------------
                |   Made under license under U.S. Patent  |
                -------------------------------------------
                |  [set forth applicable patent number].  |
                -------------------------------------------

Pending issuance of the patent covering PGM, BioPulse shall mark the packaging in which it supplies PGM made under this sublicense with the following legend, in a conspicuous position on the package, in print no smaller than 10 pica:

                -------------------------------------------
                |   Made under license.  Patent pending.   |
                -------------------------------------------

Pending issuance of a patent covering MPGC, BioPulse shall mark the packaging in which it supplies MPGC made under this sublicense with the following legend, in a conspicuous position on the package, in print no smaller than 10 pica:

                -------------------------------------------
                |           Made under license.           |
                -------------------------------------------
                |     Patent application in process.      |
                -------------------------------------------

Aidan shall notify BioPulse when Aidan's patent application covering MPGC has been filed. From that date forward, until Aidan has notified BioPulse that a patent covering MPGC has been issued, BioPulse shall mark the packaging in which it supplies MPGC made under this sublicense with the following legend, in a conspicuous position on the package, in print no smaller than 10 pica:

                -------------------------------------------
                |   Made under license.  Patent pending.   |
                -------------------------------------------

8. Enforcement. BioPulse shall promptly notify Aidan of suspected patent infringement by third parties, and shall reasonably cooperate with Aidan in pursuing infringement claims against third parties. Aidan, while it has no obligation to sue third parties for patent or other infringement, retains the exclusive right to file and control infringement litigation involving the Therapies or the intellectual property rights sublicensed under this Agreement; however, should Aidan elect not to pursue patent enforcement

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actions, it hereby authorizes BioPulse to do so on Aidan's behalf.  Aidan or BioPulse will bear their respective costs from any infringement litigation brought by either or both of them, and any recovery shall be granted to the party which suffered the damages as shown during such litigation. Aidan's decision not to enforce any patents or other intellectual property rights covering any of the Therapies against a third party shall not relieve BioPulse of the obligation to pay royalties to Aidan.

9. Indemnity. BioPulse shall indemnify and hold Aidan harmless against any and all claims brought by any third person resulting from BioPulse's use of the Therapies, or from BioPulse's exercise of any rights sublicensed under this Agreement, excepting claims arising from intellectual property issues caused by the act or omission of Aidan, such as those that may arise under paragraph 13.

10.1 Termination. In the event that BioPulse breaches any of its covenants or warranties under this Agreement, including (without limitation) its covenant to timely make the payments specified in this Agreement, and such breach is not cured within 30 days after written notice from Aidan, or in the event that BioPulse shall cease doing business due to insolvency or bankruptcy, then all of BioPulse's rights under this Agreement, including (without limitation) the rights sublicensed to BioPulse by Aidan under this Agreement, shall immediately terminate, and the rights sublicensed to BioPulse hereunder shall immediately revert to Aidan. This shall be Aidan's sole recourse against BioPulse for a termination due to nonpayment by BioPulse.

10.2 Effect of Termination. Upon termination of this Agreement under this paragraph 10.1, all rights granted and obligations undertaken hereunder shall terminate forthwith except: (a) Aidan's rights and BioPulse's obligations under paragraphs 3 and 4 hereof, including (without limitation) BioPulse's obligation to pay to Aidan all amounts due under paragraphs 3 and 4 hereof; (b) Aidan's rights and BioPulse's obligations under paragraph 9 hereof; and (c) BioPulse's rights and Aidan's obligations under paragraph 13 hereof.

11. Confidentiality. The parties have previously executed confidentiality agreements covering certain business plans, practices, and the Therapies. The parties agree that the provisions of these agreements shall remain in full force and effect.

12. Research. The parties agree that it is important to continue the research and development of the Therapies. In the course of implementing this Agreement, the parties shall continue to discuss the best methods for accomplishing this objective, including project-oriented research contracts between BioPulse and Aidan and/or third parties, consulting agreements between BioPulse and Aidan, and any other means for continuing to improve the Therapies. Notwithstanding these discussions, ownership of the Therapies and of all rights sublicensed hereunder shall at all times remain with Aidan, until expressly and specifically transferred by Aidan in a writing signed by an authorized agent of Aidan.

13. Representations and Warranties. Aidan represents and warrants (a) that the Center or Aidan is the exclusive owner of the entire right, title and interest in and to the Therapies, free and clear of the rights and claims of any third party; (b) that the Center has granted to Aidan an exclusive license to the entire right, title and interest in the Therapies that the Center holds; (c) that all documents relating to such grant by the Center are attached as Appendix H; (d) that BioPulse's use of the Therapies, as contemplated herein, will not infringe any rights of any

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third parties; (e) that Aidan will indemnify and hold BioPulse harmless against and in respect of any loss, liability, cost, damage or expenses which BioPulse shall have incurred as a result of any claim of infringement by the Center or any third party; (f) that Appendices A through G contain copies of all patents, patent applications, studies, research, and documents publicly available relating to the Therapies; and (g) that to the best knowledge of Aidan, Aidan has observed only the following side effects from the proper use of the Therapies, all of which were temporary: fever chills, flu-like symptoms, and hypotension, and Aidan makes no representation that other side effects may not arise. Aidan agrees to immediately notify BioPulse of any additional side effects or other unintended consequences arising from the use of the Therapies that come to the attention of Aidan. Aidan expressly represents that none of the Therapies have received approval for use from the U.S. Food and Drug Administration. Except as expressly set forth in this Agreement, Aidan makes no warranty or representations, express or implied, regarding the Therapies or any of the intellectual property rights sublicensed hereunder. ALL IMPLIED WARRANTIES, INCLUDING (WITHOUT LIMITATION) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED.

14.  General Provisions.

14.1 The term of this Agreement shall end on the last to expire of any of the patents obtained for any of the Therapies.

14.2 This Agreement shall be governed by the laws of the State of Arizona and the United States of America. In the event any judicial action or arbitration is brought to enforce or interpret the terms of this Agreement, or otherwise arising out of or relating to the parties' rights and obligations hereunder, the substantially prevailing party shall be entitled to its reasonable attorneys' fees, expert witness fees, and costs and other expenses of litigation.

14.3 Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail, telegram, telex, telefacsimile or cable and shall be deemed sufficiently given if and when received by the party to be notified at its address set forth below in this paragraph 14.3 or if and when mailed by certified or registered mail, postage prepaid, addressed to such party at such address. Either party may, by notice to the other, change its address for receiving such notices.

Notices to Aidan shall go to:
     Aidan, Incorporated
     621 S. 48th Street
     Suite 111
     Tempe, Arizona 85281

Notices to BioPulse shall go to:
     BioPulse International, Inc.
     10421 South Jordan Gateway, Suite 500
     South Jordan, Utah 84095

14.4 This Agreement shall not be assignable by either party without the prior consent of the other, which consent may be withheld or conditioned in such party's sole and absolute discretion; provided, however, this Agreement shall be freely assignable by either party, in whole or in part
(i) to any majority-owned subsidiary of such party, provided that the assignor guarantees its assignee's performance of the Agreement, or (ii) to any entity which succeeds to all or any substantial part of the assignor's

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business.  Nothing in this Agreement shall be construed as providing
BioPulse any right to sublicense any of the intellectual property rights inherent in any of the Therapies, or as preventing Aidan from sublicensing any such rights not exclusively sublicensed to BioPulse hereunder.

14.5 This Agreement sets forth the entire understanding between the parties as to the subject matter hereof, and supersedes all other documents, verbal consents or understandings, including (without limitation) the Memorandum of Understanding dated March 23, 2000. This Agreement may not be modified or amended except through a writing signed by both parties.

14.6 Nothing in this Agreement shall be construed as creating a partnership, joint venture or other agency relationship between Aidan and BioPulse. This Agreement conveys no authority, express or implied, to bind either party to any third person, or to cause or allow them to accept service of process or any other notices of any nature on the other party's behalf. There are no intended third-party beneficiaries under this Agreement.

14.7 Any and all disputes pertaining to the rights and obligations of the parties under this Agreement, or otherwise arising out of or relating to this Agreement, shall be submitted to arbitration before the American Arbitration Association, and shall be settled thereby in accordance with that organization's Patent Arbitration Rules and/or Commercial Arbitration Rules (as applicable). Such arbitration shall be conducted in Phoenix, Arizona, before a panel of three arbitrators, at least one of whom shall be a practicing attorney or retired judge having experience with and knowledge of medical patents. Judgment on the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. Either party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy.

IN WITNESS WHEREOF, the parties have executed this Agreement and have made it effective as of the date first above written.

AIDAN, INCORPORATED                BIOPULSE INTERNATIONAL, INC.


By: /S/ Neil Rordan                By: /S/ Jonathan Neville
   ---------------------------        ---------------------------
Name: Neil Rordan                  Name: Jonathan Neville
Title: President                   Title: President
August 3, 2000                     August 3, 2000


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